Exhibit 10.3

OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

(Loan from East Boston Savings Bank)

This Omnibus Amendment and Reaffirmation Agreement (“Agreement”) is made as of the 23rd day of April, 2020, between and among Gano Holdings, LLC, a Rhode Island limited liability company (“Borrower”), Procaccianti Hotel REIT, Inc. (“GPHREIT”), a Maryland corporation, and East Boston Savings Bank (“Bank”).

WHEREAS, the Bank earlier made a loan to Borrower in the original amount of Thirteen Million One Hundred Thirty-Five Thousand Dollars ($13,135,000.00), increased in 2019 by Two Million Five Hundred Thousand Dollars ($2,500,000.00), and later increased in 2020 to $16,936,900.72, which loan (as previously so increased, the “Existing Loan”) is secured in part by improved property located at 220 India Street, Providence, Rhode Island, on which there is a 137-key hotel and parking area known as the Hilton Garden Inn (the “Hotel”), and which Loan as most recently modified by the terms and provisions of the Loan Documents, as “Loan Documents” is defined in paragraph 3 of the Omnibus Amendment, Assignment, Assumption, Release and Reaffirmation Agreement dated February 21, 2020 and as amended on March 24, 2020 between and among the Borrower, GPHREIT, the Bank and others (collectively, the “Prior Omnibus Amendment”); and

WHEREAS, at Borrower’s request due to the economic disruption caused by the COVID-19 virus, the Bank and Borrower have agreed to limited economic relief via a temporary deferral of sums otherwise payable under the Note, and certain other changes to the Loan as hereinafter noted;

NOW THEREFORE, for good and valuable consideration including the modifications to the Loan Documents hereinafter noted, the parties hereto agree as follows:

1.	Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings ascribed to them according to the terms of paragraph 3 of the prior Omnibus Agreement;

2.	The provisions for payment of interest on the Note as set forth in subparagraph (a) on page 1 of the Note are modified with respect to the six payments, only, otherwise due on the six (6) consecutive payment days starting with the Payment Day (i.e., the 15th) in April, 2020. With respect to each of those six payments, the date for payment will be deferred until the date twelve (12) months after the date originally due (e.g., the payment originally due April 15, 2020 will be due one year thereafter, on April 15, 2021),

3.	(a) All financial covenant testing and any requirements of the Borrower to comply with the same contained in the Loan Documents are waived until the year ending December 31, 2021.

(b)       All net worth, liquidity and financial covenant testing and any requirements of the Guarantor to comply with the same contained in the Loan Documents are waived until the year ending December 31, 2021.

4.	The Borrower hereby makes the following additional representations and warranties to the Bank:

a.                   Beneficial Ownership Certificate: The Beneficial Ownership Certificate form (the “BOC”) submitted by the Borrower in connection with this Agreement is an accurate representation as of the date hereof of all individuals who own at least twenty-five percent (25%) of the ownership interests in the Borrower, and the name of the individual who is currently responsible for controlling, managing or directing the Borrower.

b.                  Prohibition of Certain Changes: Except as otherwise provided in the Loan Documents (including without limitation, the provisions of Section 6.3 of the Mortgage), the Borrower will not without the prior written consent of the Bank which shall not be unreasonably withheld or delayed: (i) change its name or enter into any merger or consolidation or effect any reorganization or recapitalization; (ii) except as required by any governmental order or requirement, make or permit any substantial change in, or cease in whole or in any material part, its business as now, or proposed to be, conducted; (iii) except as required by any governmental order or requirement, engage in any other activities materially different from the business now conducted; (iv) make any changes in the present executive or management personnel controlling the Borrower except for changes necessitated by the death or voluntary or involuntary termination of employment of any management personnel controlling the Borrower; (v) transfer twenty-five percent (25%) or more of the direct or indirect ownership interests in the Borrower; or (vi) subject to all of the foregoing, make any changes in the ownership interests of the Borrower, such that there is a material change, as determined by the Bank in its reasonable discretion, in the direct or indirect ownership interests of the Borrower.

c.                   Notification of Changes in the Borrower: The Borrower shall notify the Bank in writing sixty (60) days prior to: (i) any change in the direct or indirect ownership interests in the Borrower, unless no notice of such changes are required by the Loan Documents prior to this amendment and the change would not cause the last-delivered BOC to be inaccurate; or (ii) any change in the executive or management personnel controlling the Borrower.  Written notice of any such proposed change shall be accompanied by a new Beneficial Ownership Certificate on the Bank’s form, which includes any updates or changes to the current form on file with the Bank.

5.	From and after the Payment Day for April 2020, through and including the date on which the Borrower repays to the Bank all deferred interest, the Borrower and Guarantor will provide the Bank with such financial information as the Bank may reasonably request in writing.

6.	Notwithstanding anything in the Loan Documents to the contrary, Bank agrees that Borrower or its affiliates may apply for and obtain a so-called Paycheck Protection Program loan from the United States Small Business Administration (or any United States Small Business Administration approved lender) for the Hotel in such amounts as approved by such lenders and such loan shall is and shall hereby be allowed by Bank (without the requirement of any further consent, notice or approval by Bank ).

7.	Notwithstanding anything in the Loan Documents to the contrary, Bank agrees that Borrower has satisfied any requirement in the Loan Documents to provide any notices to Bank (and further, the Bank waives any requirements of any notice by Borrower) with respect to the existence of this novel coronavirus (COVID-19) pandemic.

8.	On or before the date of full execution and delivery of this Agreement, and thereafter unless and until the Loan is fully repaid, the Borrower will maintain its operating account for the Property with the Bank.

9.	Each of the Borrower and Guarantor certify to the Bank that the party signing and delivering this document on its behalf has full power and authority to do so, that such person has signed and delivered the Agreement, and that the respective obligations of Borrower and Guarantor contained herein are enforceable in accordance with their terms.

10.	Except only to the extent modified by the terms set forth in this Agreement, all the terms and provisions of the Loan Documents are hereby ratified and confirmed, and remain in full force and effect, respectively enforceable against Borrower and Guarantor, as applicable, without claim of any default for non-performance or otherwise through the date hereof against the Bank.

11.	Given the restrictions imposed as a result of COVID-19, the Borrower and the Bank acknowledge and agree that delivery of an executed counterpart of this Amendment by facsimile, email transmission of a scanned image, or other electronic means shall be effective as delivery of an originally executed counterpart. Borrower, Guarantor and Bank agree that “execution,” “signed,” “signature,” and words of like import in this document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, The Massachusetts Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

[END OF TEXT; SIGNATURES ON NEXT PAGES]

Executed under seal as of the date first above written.

BORROWER:

GANO HOLDINGS, LLC,
a Rhode Island limited liability company

By:	/s/ James A. Procaccianti
James A. Procaccianti,
Its Authorized Signatory

GPHREIT:

Procaccianti Hotel REIT, INC.,
a Maryland corporation

By:	/s/ James A. Procaccianti
James A. Procaccianti,
Its Authorized Signatory

STATE OF RHODE ISLAND

On the 21st day of April, 2020 before me, the undersigned notary public, personally appeared James A. Procaccianti, personally known to the notary to be the person whose name is signed on the preceding or attached document, and acknowledged to the notary that he signed it voluntarily for its stated purpose.

/s/ Ron M. Hadar
NOTARY PUBLIC
[Affix Notarial Seal]
	Printed Name:	Ron M. Hadar
	My Commission Expires:	12/28/2023

BANK:

EAST BOSTON SAVINGS BANK

By:	/s/ Jonpaul Sallese
Jonpaul Sallese
Vice President, Commercial Real Estate